Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$5,997,258
Unrealized Gain (Loss) on Market Value of Futures	(4,445,062)
Dividend Income	878
Interest Income	3,686
ETF Transaction Fees	350
Total Income (Loss)	$1,557,110

Expenses
General Partner Management Fees	$53,360
Professional Fees	16,103
Brokerage Commissions	7,925
SEC & FINRA Registration Expense	3,945
NYMEX License Fee	1,334
Non-interested Directors' Fees and Expenses	691
Prepaid Insurance Expense	345
Total Expenses	83,703
Expense Waiver	(17,004)
Net Expenses	$66,699
Net Income (Loss)	$1,490,411

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/15	$104,429,251
Additions (50,000 Shares)	1,955,595
Net Income (Loss)	1,490,411

Net Asset Value End of Month	$107,875,257
Net Asset Value Per Share (2,650,000 Shares)	$40.71

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612